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                                                                       EXECUTION
                                                                            COPY

                 ACKNOWLEDGMENT OF EXTENSION OF EXPIRATION DATE

     THIS ACKNOWLEDGMENT OF EXTENSION OF EXPIRATION DATE, dated as of May 1, 2003 (this "Acknowledgment"), is made in connection with the Short Term Credit Agreement (as defined below) among Curtiss-Wright Corporation, a Delaware corporation ("Curtiss-Wright"), Curtiss-Wright Controls, Inc. (formerly known as Curtiss-Wright Flight Systems, Inc.), a Delaware corporation ("CW Controls") Metal Improvement Company, Inc., a Delaware corporation ("Metal Improvement") Curtiss-Wright Flow Control Corporation, a New York corporation ("CW Flow Control") and Curtiss-Wright Flow Control Service Corporation, a Delaware corporation ("CW Service", and collectively with Curtiss-Wright, CW Controls, Metal Improvement and CW Flow Control, the "Borrowers", and each individually a "Borrower"), each of the Lenders (such capitalized term and other capitalized terms used in this Acknowledgment to have the meanings set forth in the Credit Agreement defined below) and The Bank of Nova Scotia, as Agent for the Lenders.

                                   WITNESSETH:

     WHEREAS, the Borrowers, the Lenders, Fleet National Bank, as Syndication Agent for the Lenders, Suntrust Bank, as Documentation Agent for the Lenders, the Issuing Banks and the Agent are parties to a Short Term Credit Agreement, dated as of May 13, 2002, as amended by Amendment No. 1 thereto dated as of January 10, 2003 and as further amended, supplemented, amended and restated or otherwise modified prior to the date hereof (the "Credit Agreement")

     WHEREAS, the Borrowers have requested that the Lenders extend the Expiration Date to the date that is 364 days following the Expiration Date currently in effect; and

     WHEREAS, the Lenders signatory hereto are willing to extend the Expiration Date as requested by the Borrower;

     NOW, THEREFORE, for valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows.

                                     PART I
                          EXTENSION OF EXPIRATION DATE

     SUBPART 1.1. Extension of Expiration Date. Each of the Lenders hereby agrees to extend the Expiration Date to May 7, 2004, which date is 364 days after the Expiration Date in effect as of the date hereof. The parties hereto agree that following the effectiveness of this Acknowledgment and upon the Expiration Date in effect as of the date hereof, the Expiration





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Date shall be deemed to have been extended to May 7, 2004 pursuant to the terms of Section 2.14 of the Credit Agreement.

                                     PART II
                                  MISCELLANEOUS

     SUBPART 2.1. Effectiveness. This Acknowledgment shall become effective as of the date hereof upon receipt by the Agent of counterparts of this Acknowledgment, duly executed and delivered on behalf of the Borrowers, the Subsidiary Guarantors and the Lenders.

     SUBPART 2.2. Loan Documents. All of the representations, warranties, terms, covenants, conditions and other provisions of the Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms, and the same are hereby ratified and confirmed in all respects.

     SUBPART 2.3. Course of Dealing. etc. Each Borrower hereby acknowledges and agrees that the terms of this Acknowledgment shall not be construed in any manner to establish any course of dealing on any Lender's part, including the providing of any notice or the requesting of any acknowledgment not otherwise expressly provided for in any Loan Document with respect to any future acknowledgment, amendment, waiver, supplement or other modification to any Loan Document or any arrangement contemplated by any Loan Document.

     SUBPART 2.4. Loan Document Pursuant to Credit Agreement. This Acknowledgment is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement.

     SUBPART 2.5. Successors and Assigns. This Acknowledgment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     SUBPART 2.6. Counterparts. This Acknowledgment may be executed by the parties hereto in several counterparts, each of which when executed and delivered shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

     SUBPART 2.7. Governing Law. THIS ACKNOWLEDGMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES.


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          IN WITNESS WHEREOF, the signatories hereto have caused this
Acknowledgment to be executed by their respective officers hereunto duly authorized as of the day and year first above written.

                                       CURTISS-WRIGHT CORPORATION,
                                       as Borrower and as Guarantor


                                       By: /s/ Gary J. Benschip
                                           -------------------------------------
                                       Gary J. Benschip
                                       Treasurer


                                       CURTISS-WRIGHT CONTROLS, INC. (f/k/a
                                       Curtiss-Wright Flight Systems, Inc.), as
                                       Borrower and as Subsidiary Guarantor


                                       By: /s/ Gary J. Benschip
                                           -------------------------------------
                                       Gary J. Benschip
                                       Asst. Treasurer


                                       CURTISS-WRIGHT FLOW CONTROL CORPORATION, as Borrower and as Subsidiary Guarantor


                                       By: /s/ Gary J. Benschip
                                           -------------------------------------
                                       Gary J. Benschip
                                       Asst. Treasurer


                                       METAL IMPROVEMENT COMPANY, INC.,
                                       as Borrower and as Subsidiary Guarantor


                                       By: /s/ Gary J. Benschip
                                           -------------------------------------
                                       Gary J. Benschip
                                       Asst. Treasurer


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                                       CURTISS-WRIGHT FLOW CONTROL SERVICE
                                       CORPORATION, as Borrower and as
                                       Subsidiary Guarantor


                                       By: /s/ Gary J. Benschip
                                           -------------------------------------
                                       Asst. Treasurer


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                                       THE BANK OF NOVA SCOTIA, as Agent and
                                       Lender


                                       By:
                                           Name:
                                           Title:


                                       FLEET NATIONAL BANK, as Syndication Agent and Lender


                                       By: /s/ Russ J. Lopinto
                                           -------------------------------------
                                           Name: Russ J. Lopinto
                                           Title: Senior Vice President


                                       SUNTRUST BANK, as Documentation Agent and
                                       Lender


                                       By: /s/ Todd Sheets
                                           -------------------------------------
                                           Name: Todd Sheets
                                           Title: AVP


                                       PNC BANK, NATIONAL ASSOCIATION, as
                                       Lender


                                       By: /s/ Paul E. Kelleman
                                           -------------------------------------
                                           Name: Paul E. Kelleman
                                           Title: Vice President


                                       THE BANK OF NEW YORK, as Lender


                                       By: /s/ Thomas J. Sweney
                                           -------------------------------------
                                           Name: Thomas J. Sweney
                                           Title: Vice President


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                                       MELLON BANK, N.A., as Lender
                                       JPMORGAN CHASE BANK, as Lender


                                       By: /s/ J. Wade Bell
                                           -------------------------------------
                                           Name: J. Wade Bell
                                           Title: Vice President


                                       JPMORGAN CHASE BANK, as Lender


                                       By: /s/ Brendan L. Walsh
                                           -------------------------------------
                                           Name: Brendan L. Walsh
                                           Title: Vice President


                                       CITIBANK, N.A., as Lender


                                       By: /s/ Anthony V. Pantina
                                           -------------------------------------
                                           Name: Anthony V. Pantina
                                           Title: Vice President


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